1 BANCORP BANCORP C H A R T I N G A N E W C O U R S E Exhibit 99.1

One-year term:
Jerome J. Gassen
President & Chief Executive Officer,
Ameriana Bancorp
Three-year terms:
R. Scott Hayes
Partner, Hayes Copenhaver Crider
Michael E. Kent
Private Investor
NOMINEES FOR RE-ELECTION
NOMINEES FOR RE-ELECTION

CONTINUING DIRECTORS
CONTINUING DIRECTORS
Donald C. Danielson
Vice Chairman, City Securities Corp.
Charles M. (Kim) Drackett, Jr.
Chairman, President & General Manager,
Fairholme Farms, Inc.
Richard E. Hennessey
Executive Vice President & Chief Financial Officer,
Shiel Sexton Company, Inc.
Ronald R. Pritzke
Partner, Pritzke & Davis

BOARD LEADERSHIP TRANSITION
BOARD LEADERSHIP TRANSITION
Michael E. Kent
Chairman
Ronald R. Pritzke
Vice Chairman
Paul Prior
Director Emeritus
Donald C. Danielson
Former Vice Chairman, remaining on Board

5 ASSET QUALITY ASSET QUALITY

KEY ACCOMPLISHMENTS
KEY ACCOMPLISHMENTS
Hired James A. Freeman, Senior Vice President
Commercial Lending - August 2005
(Credit Risk Certified by Risk Management Association)
Hired Matthew Branstetter, Senior Vice President
and Chief Credit Officer - March 2006
(Credit Risk Certified by Risk Management Association)
Developed and adopted new loan policy
Improved credit analysis process
Improved portfolio reporting, documentation and
exception tracking
Updated allowance for loan and lease loss
methodology

7 TOTAL LOANS TOTAL LOANS $207,885 2003 ($ in thousands) $199,472 2004 $221,126 2005 $219,136 1Q 06

LOAN PORTFOLIO
LOAN PORTFOLIO
2004 2005 1Q 06
Residential Mortgage
Commercial Mortgage
Construction Loans
Consumer Loans
Commercial Loans
46%
46%
44%
44%
47%
47%
27%
27%
31%
31%
38%
38%
21%
21%
20%
20%
7%
7%
2%
2%
2%
2%
2%
2%
3%
3%
3%
3%
7%
7%

9 NON-PERFORMING LOANS NON-PERFORMING LOANS $8,383 2003 ($ in thousands) $5,736 2004 $2,468 2005 $3,060 1Q 06

10 Net-CHARGE-OFFS (RECOVERIES) Net-CHARGE-OFFS (RECOVERIES) $11,362 2003 ($ in thousands) $1,008 2004 $(2,675) 2005 $(2) 1Q 06

11 ALLOWANCE FOR LOAN AND LEASE LOSSES ALLOWANCE FOR LOAN AND LEASE LOSSES $3,744 2003 ($ in thousands) $3,128 2004 $2,835 2005 $2,912 1Q 06

12 ALLOWANCE FOR LOAN AND LEASE LOSSES ALLOWANCE FOR LOAN AND LEASE LOSSES 1.80% 2003 1.57% 2004 1.28% 2005 1.33% 1Q 06 (% of total loans)

13 KEY STRATEGIES KEY STRATEGIES

14 KEY STRATEGIES KEY STRATEGIES Expand commercial lending activities Expand consumer banking activity Increase mortgage activity Increase management depth Improve net interest margin

EXPAND COMMERCIAL LENDING ACTIVITIES
EXPAND COMMERCIAL LENDING ACTIVITIES
Hired experienced commercial lenders
Focusing on small business and middle
market commercial and industrial lending
Developing full-range of commercial
products
On-line banking, including ACH origination,
sweep processing, wire transfers, balance
transfers
Investment sweeps
Remote capture

EXPAND CONSUMER BANKING ACTIVITY
EXPAND CONSUMER BANKING ACTIVITY
Introduced new deposit accounts
including “free checking”
Increase products per household
Streamline consumer loan and home
equity lending
Add new products such as Health
Savings Accounts

INCREASE MORTGAGE ACTIVITY
INCREASE MORTGAGE ACTIVITY
Improve on-line originations
Broaden product offerings
FHA, VA
Fannie Mae “My Community” loans
Servicing released outlets
Secured experienced mortgage
professional to manage origination process
Add originators in key markets

INCREASE MANAGEMENT DEPTH
INCREASE MANAGEMENT DEPTH
Created functional business units
Senior Manager - Commercial Lending
Chief Credit Officer
New Manager of Investment Center
Vice president - Manager of Mortgage
Originations

STRATEGY FOR IMPROVING NET INTEREST MARGIN
STRATEGY FOR IMPROVING NET INTEREST MARGIN
Reduce funding cost by increasing non-
interest-bearing accounts –“free checking”
Reduce reliance on Federal Home Loan
Bank advances
Use other wholesale funding sources
Reduce investments as a percent of assets
Increase C&I loans

20 BANCORP BANCORP C H A R T I N G A N E W C O U R S E NASDAQ NM: ASBI www.ameriana.com